UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 16, 2025

Entera Bio Ltd.
(Exact Name of Registrant as Specified in Its Charter)

Israel	001-38556	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification)

KIRYAT HADASSAH, MINRAV BUILDING – FIFTH FLOOR, JERUSALEM, Israel 9112002
(Address of principal executive offices) (Zip Code)

+972-2-532-7151
(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, par value of NIS 0.0000769	ENTX	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On March 16, 2025 (the “Effective Date”), Entera Bio Ltd., a company organized under the laws of the State of Israel (the “Company”), entered into collaboration and license agreement (the “Collaboration Agreement”) with OPKO Health, Inc., a Delaware corporation (“OPKO Health”), and OPKO Biologics Ltd., a company organized under the laws of the State of Israel (“OPKO Biologics” and, together with OPKO Health, “OPKO”), to collaborate with respect to the preclinical and clinical development and decision making related to the oral delivery of a dual agonist GLP-1/glucagon peptide in an oral dosage form using Entera’s N-Tab™ technology platform for the treatment of obesity, metabolic and fibrotic disorders in humans (the “Program”). The Program combines OPKO’s proprietary long-acting oxyntomodulin (OXM, dual targeted GLP-1/Glucagon agonist, OPK-88006) analog and Entera’s proprietary N-Tab™ technology.

License.  Under the Collaboration Agreement, the Company has granted to OPKO an exclusive, sublicensable and non-transferable, worldwide license to certain of its intellectual property and technology solely to develop, manufacture, and commercialize any GLP-1/glucagon dual agonist as an oral treatment form for the treatment of obesity, metabolic, cardiovascular, and fibrotic disorders in humans, and OPKO has granted to the Company a non-exclusive, non-sublicensable and non-transferable license to certain of its intellectual property and technology to the extent necessary for the Company to perform its obligations in relation to the Program, in each case subject to the exceptions contained therein.

Development Program; Costs; Financial Interests. Under the terms of the Collaboration Agreement, the Company and OPKO will retain 40% and 60%, respectively, of all proceeds deriving from the Program, and will be responsible for 40% and 60% of the Program’s development costs, respectively. Following the completion of the Phase 1 stage, the Company has the option to continue to fund its 40% share of the Program to maintain its right to proceeds or to opt-out (the “Opt-Out”). If the Company exercises its right to Opt-Out, then the Company and OPKO will retain 15% and 85%,  respectively, of all proceeds deriving from the Program, while OPKO will be solely responsible for ongoing development and commercialization funding of the Program.

Exclusivity. Pursuant to the terms of the Collaboration Agreement, subject to certain limitations and exceptions, the Company and OPKO have agreed that, until the earlier of (x) the date of the Company’s determination to Opt-Out and (y) the expiration or termination of the Collaboration Agreement, neither party shall conduct any internal program or program on behalf of a third party, or otherwise grant any right or license to a third party, that is directed to, or with respect to, the development or commercialization of any GLP-1/glucagon dual agonist as an oral treatment form for treatment for patients with obesity, metabolic and/or fibrotic disorder.

Issuance of Ordinary Shares; Lockup and Standstill. In connection with the execution of the Collaboration Agreement, the Company issued and sold to OPKO, and OPKO purchased from the Company, an aggregate of 3,685,226 ordinary shares, par value NIS 0.0000769, of the Company (the “Purchased Shares”) for a purchase price of $8.0 million, representing a purchase price per share equal to approximately $2.17, which was the volume weighted average price per share for the 30 trading days immediately preceding the date of the Collaboration Agreement.  OPKO has agreed to a customary lockup with respect to the Purchased Shares, pursuant to which OPKO may not sell or otherwise transfer the Purchased Shares for a period of 12 months following the Effective Date, and OPKO has additionally agreed to a customary “standstill” provision, pursuant to which, for a 24-month period following the Effective Date, OPKO may not acquire additional equity in the Company or otherwise take certain other actions, in each case without the Company’s consent.

The Company has agreed to use the proceeds from the sale of the Purchased Shares solely to fund its development cost obligations under the Collaboration Agreement, and the Company has agreed to enter into an escrow arrangement, together with OPKO and an escrow agent, into which such proceeds will be deposited and subsequently disbursed to fund such development costs.  If the Collaboration Agreement expires or is terminated for any reason, any funds remaining in such escrow will be disbursed to the Company.

The offer, sale and issuance of the Purchased Shares were made in reliance on an exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The Company relied on this exemption from registration based in part on representations by OPKO, including that OPKO is an “accredited investor”, as defined in Rule 501(a) promulgated under the Securities Act.

Termination. The Collaboration Agreement contains customary termination provisions, and, unless earlier terminated, the Collaboration Agreement will continue indefinitely, except to the extent the Company exercises its right to Opt-Out. If the Company exercises its right to Opt-Out, then the Collaboration Agreement will remain in effect so long as proceeds are being received by OPKO with respect to the commercialization of the Program.

The foregoing description of the Collaboration Agreement is only a summary and is qualified in its entirety by reference to the full text of the Collaboration Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 3.02.

Item 7.01 Regulation FD Disclosure.

On March 17, 2025, the Company issued a press release with respect to the matters described in Item 1.01 of this Current Report on Form 8-K, a copy of which is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference in this Item 7.01.

The information contained in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, is “furnished” and not “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. Such information shall not be incorporated by reference in another filing under the Exchange Act or the Securities Act of 1933, as amended, except to the extent such other filing specifically incorporates such information by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1*	Collaboration and License Agreement, dated March 16, 2025, by and among Entera Bio Ltd., OPKO Health, Inc. and OPKO Biologics Ltd.
99.1	Press release, dated March 17, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*          Pursuant to Item 601(a)(5) of Regulation S-K, schedules and similar attachments to this exhibit have been omitted because they do not contain information material to an investment or voting decision and such information is not otherwise disclosed in such exhibit. The Company will supplementally provide a copy of any omitted schedule or similar attachment to the U.S. Securities and Exchange Commission or its staff upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENTERA BIO LTD.

Date: March 17, 2025	By:	/s/ Miranda Toledano
Name: Miranda Toledano Title: Chief Executive Officer